EXHIBIT 10.2
                CHANGE IN CONTROL AND TERMINATION AGREEMENT

    This Change in Control and Termination Agreement (this "Agreement") is entered into as of this ______ day of ____________________, 1996, by and between Grand Premier Financial, Inc., a Delaware corporation ("Grand Premier") and ____________________________ ("Executive").
                                WITNESSETH:

    WHEREAS, Executive is currently employed by Grand Premier as its _________ ________________; and

    WHEREAS, Grand Premier desires to provide security to Executive in connection with Executive's employment with Grand Premier in the event of a Change in Control of Grand Premier; and

    WHEREAS, Executive and Grand Premier desire to enter into this Agreement pertaining to the terms of the security Grand Premier is providing to Executive with respect to his employment in the event of a Change in Control;

    NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

    1. Term. The term of this Agreement shall be the period beginning on the date hereto and terminating on the date 36 months after the date hereof (the "Term"), provided that for each day from and after the date hereof the Term will automatically be extended for an additional day, unless either Grand Premier or Executive has given written notice to the other party of its or his election to cease such automatic extension, in which case the Term shall end at the expiration of the 36-month period beginning on the date such notice is received by such other party.

    2.    Definitions.  For purposes of this Agreement:

          (a) "Affiliate" or "Associate" shall have the meaning set forth in Rule 12b-2 under the Securities Exchange Act of 1934 (the "Exchange Act").

          (b) "Base Salary" shall mean Executive's monthly base salary at the rate in effect on the date of a termination of employment under circumstances described in Section 3 below; provided, however, that such rate shall in no event be less than the highest rate in effect for Executive at any time during the Term.

          (c) "Beneficiary" shall mean the person or entity designated by the Executive, by written instrument delivered to Grand Premier, to receive the benefits payable under this Agreement in the event of his death. If the Executive fails to designate a Beneficiary, or if no Beneficiary survives the Executive, such death benefits shall be paid:

          (i)    to the Executive's surviving spouse; or

          (ii) if there is no surviving spouse, to the Executive's living descendants per stirpes; or

          (iii) if there is neither a surviving spouse nor descendants, to the Executive's duly appointed and qualified executor or personal representative.

          (d) "Board" shall mean the Board of Directors of Grand Premier Financial, Inc.

          (e) A "Change in Control" of Grand Premier shall be deemed to have occurred if or upon:

          (i) The acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act of 20% or more of either (A) the then outstanding shares of Common Stock of Grand Premier (the "Outstanding Grand Premier Common Stock") or (B) the combined voting power of the then outstanding securities of Grand Premier entitled to vote generally in the election of directors (the "Outstanding Grand Premier Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (I) any acquisition that resulted directly from the conversion of shares of Northern Illinois Common Stock into shares of Grand Premier Common Stock pursuant to the Agreement and Plan of Merger, dated January 22, 1996, among Grand Premier, Premier Financial Services, Inc. and Northern Illinois Financial Corporation, as amended by the First Amendment thereto, dated March 18, 1996, and the Second Amendment thereto, dated as of August 15, 1996 (the "Merger Agreement"), (II) any acquisition of shares of Grand Premier Common Stock that is permitted under Section 1(b) of the Rights Agreement, dated as of July 8, 1996, between Grand Premier and Premier Trust Services, Inc. (the "Rights Agreement"), without rendering the Person effecting such acquisition an "Acquiring Person" for purposes of the Rights Agreement, (III) any acquisition directly from Grand Premier (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities), (IV) any acquisition by Grand Premier, (V) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by Grand Premier or any corporation controlled by Grand Premier or (VI) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving Grand Premier, if immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (A), (B) and (C) of subsection (iii) of this Section 2(e) shall be satisfied; and provided further that, for purposes of clause (IV) of this Section 2(e)(i), if any Person (other than Grand Premier or any employee benefit plan (or related trust) sponsored or maintained by Grand Premier or any corporation controlled by Grand Premier) shall become the beneficial owner of 20% or more of the Outstanding Grand Premier Common Stock or 20% or more of the Outstanding Grand Premier Voting Securities by reason of an acquisition by Grand Premier and such Person shall, after such acquisition by Grand Premier, become the beneficial owner of any additional shares of the Outstanding Grand Premier Common Stock or any additional Outstanding Grand Premier Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

          (ii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of Grand Premier subsequent to the date hereof whose election, or nomination for election by Grand Premier's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of Grand Premier as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board, shall be deemed to have been a member of the Incumbent Board;

          (iii) approval by the stockholders of Grand Premier of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (A) more than 60% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and more than 60% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Grand Premier Common Stock and the Outstanding Grand Premier Voting Securities immediately prior to such reorganization, merger or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Grand Premier Common Stock and the Outstanding Grand Premier Voting Securities, as the case may be, (B) no Person (other than Grand Premier, any employee benefit plan (or related trust) sponsored or maintained by Grand Premier or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by Grand Premier) and any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Grand Premier Common Stock or the Outstanding Grand Premier Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of such corporation or 20% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or

          (iv) approval by the stockholders of Grand Premier of (A) a plan of complete liquidation or dissolution of Grand Premier or (B) the sale or other disposition of all or substantially all of the assets of Grand Premier other than to a corporation with respect to which, immediately after such sale or other disposition, (I) more than 60% of the then outstanding shares of common stock thereof and more than 60% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Grand Premier Common Stock and the Outstanding Grand Premier Voting Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Grand Premier Common Stock and the Outstanding Grand Premier Voting Securities, as the case may be, (II) no Person (other than Grand Premier, any employee benefit plan (or related trust) sponsored or maintained by Grand Premier or such corporation (or any corporation controlled by Grand Premier) and any Person which beneficially owned immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Grand Premier Common Stock or the Outstanding Grand Premier Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock thereof or 20% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (III) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.

          (f)    "Good Cause" shall be deemed to exist if, and only if:

          (i) Executive engages in acts or omissions constituting dishonesty, intentional breach of fiduciary obligation or intentional wrongdoing or malfeasance, in each case that results in substantial harm to Grand Premier or any Affiliate; or

          (ii) Executive is convicted of a criminal violation involving fraud or dishonesty.

          (g) "Good Reason" shall be deemed to exist if, and only if, Executive terminates his employment because, without his express written consent:

          (i) Grand Premier assigns to Executive duties of a nonexecutive nature or for which Executive is not reasonably equipped by his skills and experience;

          (ii) Grand Premier reduces the salary of Executive, or materially reduces the amount of paid vacation to which he is entitled, or his fringe benefits and perquisites;

          (iii) Grand Premier requires Executive to relocate his principal business office or his principal place of residence, or assigns to Executive duties that would reasonably require such relocation;

          (iv) Grand Premier requires Executive, or assigns duties to Executive which would reasonably require him, to spend more than 30 normal working days away from his principal business office or his principal place of residence during any consecutive twelve-month period;

          (v) Grand Premier fails to provide office facilities, secretarial services, and other administrative services to Executive which are substantially equivalent to the facilities and services provided to Executive on the date hereof; or

          (vi) Grand Premier terminates any Incentive Plan, Retirement Plan or Welfare Plan, or reduces or limits Executive's participation therein relative to the level of participation of other executives of similar rank, to such an extent as to materially reduce the aggregate value of Executive's incentive compensation and benefits below their aggregate value as of the date hereof.

          (h) "Incentive Plan" shall mean any incentive or bonus plan currently or hereinafter made available by Grand Premier in which Executive is eligible to participate, including, but not limited to, the Grand Premier Financial, Inc. 1996 Stock Option Plan, and any successor thereto.

          (i) "Retirement Plan" shall mean any qualified or supplemental employee pension benefit plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently or hereinafter made available by Grand Premier in which Executive is eligible to participate, including, but not limited to, the Premier Financial Services, Inc. Employee Savings and Stock Plan and Trust, including any successor to such plan (the "Savings Plan"),and the Premier Financial Services, Inc. Senior Leadership and Directors Deferred Compensation Plan, including any successor to such plan (the "Deferred Compensation Plan").

          (j) "Severance Period" shall mean the period beginning on the date Executive's employment with Grand Premier terminates under circumstances described in Section 3 and ending on the date 12 months thereafter.

          (k) "Substantial Portion of the Property of Grand Premier" shall mean 50% of the aggregate book value of the assets of Grand Premier and its Affiliates and Associates as set forth on the most recent balance sheet of Grand Premier, prepared on a consolidated basis, by its regularly employed, independent, certified public accountants.

          (l) "Welfare Plan" shall mean any health and dental plan, disability plan, survivor income plan or life insurance plan, as defined in Section 3(1) of ERISA, currently or hereafter made available by Grand Premier in which Executive is eligible to participate.

    3. Benefits Upon Termination of Employment. The following provisions will apply if a Change in Control occurs during the Term, and at any time during the 24 months after the Change in Control occurs (whether during or after the expiration of the Term), the employment of Executive with Grand Premier is terminated by Grand Premier for any reason other than Good Cause, or Executive terminates his employment with Grand Premier for Good Reason:

          (a) Grand Premier shall pay Executive an amount equal to Executive's Base Salary multiplied by 12. Such amount shall be paid to Executive in a lump sum within 90 days after his date of termination of employment; provided, however, Executive, by written notice to Grand Premier, may elect to receive such payment on any date that is no earlier than the later to occur of: (i) the date 10 days after the date of termination; and (ii) the date 10 days after receipt of such notice.

          (b) During the Severance Period, Executive and his or her spouse and other dependents shall continue to be covered by all Welfare Plans maintained by Grand Premier in which Executive and his or her spouse and other dependents were participating immediately prior to the date of Executive's termination, as if Executive continued to be an employee of Grand Premier, and Grand Premier shall continue to pay the costs of coverage of Executive and his spouse and other dependents under such Welfare Plans on the same basis as is applicable to active employees covered thereunder; provided that, if participation in any one or more of such Welfare Plans is not possible under the terms thereof, Grand Premier will provide substantially identical benefits. Coverage under any such Welfare Plan will cease if and when Executive obtains employment with another employer during the Severance Period, and becomes eligible for coverage under any substantially similar Welfare Plan provided by his new employer.

          (c) Grand Premier shall pay to Executive in a lump sum within 90 days after his termination of employment: (i) a bonus in the amount that would have been payable under any Incentive Plan had Executive's employment not been terminated for the year in which such termination of employment occurs, but pro rated according to the number of months the Executive was employed by Grand Premier for that year; and (ii) an additional bonus amount that is equal to the average of the annual bonus amount paid to Executive during the three years preceding the year of his employment termination.

          (d) Grand Premier shall pay to Executive in a lump sum within 90 days after his termination of employment an amount equal to the amount that would have been contributed by Grand Premier on behalf of the Executive under the Savings Plan and under the Deferred Compensation Plan for the 12-month period following the Executive's employment termination had the Executive's employment not been terminated and had he made contributions and deferrals under such Retirement Plans at the same level as he made during the 12 month preceding his employment termination.

          (e) Executive shall receive any and all benefits accrued under any Retirement Plan, Welfare Plan, Incentive Plan or other plan or program in which he participates at the date of termination of employment, to the date of termination of employment, the amount, form and time of payment of such benefits to be determined by the terms of such Retirement Plan, Welfare Plan, Incentive Plan and other plan or program. Executive's employment shall be deemed to have terminated by reason of retirement, and without regard to vesting limitations in all such plans and other plans or programs not subject to the qualification requirements of Section 401(a) of the Internal Revenue Code of 1986 (the "Code"), under circumstances that have the most favorable result for Executive thereunder for all purposes of such plans and other plans or programs. Payment shall be made at the earliest date permitted under any such plan.

          (f) If upon the date of termination of Executive's employment, Executive holds any options with respect to stock of Grand Premier, all such options will immediately become fully vested and exercisable upon such date and will be exercisable for 200 days thereafter. Any restrictions on stock of Grand Premier owned by Executive on the date of termination of his or her employment will lapse on such date. To the extent such acceleration of exercise of such options, or such lapse of restrictions, is not permissible under the terms of any plan pursuant to which the options or restricted stock were granted, Grand Premier will pay to Executive: (i) an amount equal to the excess, if any, of the aggregate fair market value of all stock of Grand Premier subject to such options, determined on the date of termination of employment, over the aggregate exercise price of such stock, and Executive will surrender all such options unexercised; and (ii) the aggregate fair market value on the date of termination of employment of all such restricted stock and Executive shall transfer such stock to Grand Premier. Payments pursuant to the preceding sentence will be made to Executive in a lump sum within 90 days after his date of termination of employment; provided, however, Executive, by written notice to Grand Premier, may elect to receive such payments on any date that is not earlier than the later to occur of (i) the date 10 days after the date of termination, and (ii) the date 10 days after receipt of such notice.

    If the employment of Executive with Grand Premier is terminated by Grand Premier for Good Cause or by Executive other than for Good Reason, Executive's Base Salary shall be paid through the date of his termination, and Grand Premier shall have no further obligation to Executive or any other person under this Agreement. Such termination shall have no effect upon Executive's other rights, including but not limited to rights under the Retirement Plans, Welfare Plans and Incentive Plans.

    Notwithstanding anything herein to the contrary, in the event Grand Premier or an Affiliate shall terminate the employment of Executive for Good Cause hereunder, Grand Premier shall give Executive at least thirty (30) days' prior written notice specifying in detail the reason or reasons for Executive's termination.

    This Agreement shall have no effect, and Grand Premier shall have no obligations hereunder, if Executive's employment terminates for any reason at any time other than during the 24 months following a Change in Control.

    4. Excise Tax. It is the intention of Grand Premier and Executive that no portion of any payment under this Agreement, or payments to or for the benefit of Executive under any other agreement or plan, be deemed to be an "Excess Parachute Payment" as defined in Section 280G of the Code, or its successors. It is agreed that the present value of and payments to or for the benefit of Executive in the nature of compensation, receipt of which is contingent on the Change in Control of Grand Premier, and to which Section 280G of the Code applies (in the aggregate "Total Payments") shall not exceed an amount equal to one dollar less than the maximum amount that Grand Premier may pay without loss of deduction under Section 280G(a) of the Code. Present value for purposes of this Agreement shall be calculated in accordance with
Section 280G(d)(4) of the Code. Within sixty (60) days following the earlier of (i) the giving of the notice of termination or (ii) the giving of notice by Grand Premier to Executive of its belief that there is a payment or benefit due Executive which will result in an excess parachute payment as defined in Section 280G of the Code, Executive and Grand Premier, at Grand Premier's expense, shall obtain the opinion of such legal counsel and certified public accountants as Executive may choose (notwithstanding the fact that such persons have acted or may also be acting as the legal counsel or certified public accountants for Grand Premier), which opinions need not be unqualified, which sets forth: (i) the amount of the Base Period Income of Executive (as defined in Code Section 280G), (ii) the present value of Total Payments; and (iii) the amount and present value of any excess parachute payments. In the event that such opinion determines that there would be an excess parachute payment, the payment hereunder or any other payment determined by such counsel to be includable in Total Payments shall be modified, reduced or eliminated as specified by Executive in writing delivered to Grand Premier within thirty (30) days of his receipt of such opinions or, if Executive fails to so notify Grand Premier, then as Grand Premier shall reasonably determine, so that under the bases of calculation set forth in such opinions there will be no excess parachute payment. In the event that the provisions of Sections 280G and 4999 of the Code are repealed without succession, this Section shall be of no further force or effect.

    5. Set-Off. No payments or benefits payable to or with respect to Executive pursuant to this Agreement shall be reduced by any amount that: (i) Executive or his or her spouse or Beneficiary, or any other beneficiary under the Retirement Plans and Welfare Plans, may earn or receive from employment with another employer or from any other source, except as expressly provided in subsection 3(b); or (ii) Grand Premier claims is owed to Grand Premier or an Affiliate by Executive.

    6. Death. Upon Executive's death following his termination of employment: (i) all unpaid amounts payable to Executive under subsections 3(a), (b), (c), (d) and (f), if any, shall be paid to his or her Beneficiary, all amounts payable under subsection 3(e) shall be paid pursuant to the terms of said subsection to his or her spouse or other beneficiary under the Retirement Plan; and (ii) the Executive's spouse and other dependents shall continue to be covered under all applicable Welfare Plans during the remainder of the Severance Period, if any, pursuant to subsection 3(b).

    7. No Solicitation of Representatives and Employees. Executive agrees that he or she shall not, during the Term or the Severance Period, directly or indirectly, in his or her individual capacity or otherwise, induce, cause, persuade (or attempt to induce or persuade), any representative, agent or employee of Grand Premier or any of its Affiliates to terminate such person's employment relationship with Grand Premier or any of its Affiliates, or to violate the terms of any agreement between said representative, agent or employee and Grand Premier or any of its Affiliates.

    8. Confidentiality. Executive acknowledges that preservation of a continuing business relationship between Grand Premier or its Affiliates and their respective customers, representatives, and employees is of critical importance to the continued business success of Grand Premier and its Affiliates and that it is the active policy of Grand Premier and its Affiliates to guard as confidential certain information not available to the public and relating to the business affairs of Grand Premier and its Affiliates. In view of the foregoing, Executive agrees that he or she shall not during the Term and at any time thereafter, without the prior written consent of Grand Premier, disclose to any person or entity any such confidential information that was obtained by Executive in the course of his or her employment by Grand Premier or any of its Affiliates. This section shall not be applicable if and to the extent Executive is required to testify in a legislative, judicial or regulatory proceeding pursuant to an order of Congress, any state or local legislature, a judge, or an administrative law judge or is otherwise required by law to disclose such information.

    9. Forfeiture. If Executive shall at any time violate any obligation of Executive under Sections 7 or 8 in a manner that results in material damage to Grand Premier or its business, Executive shall immediately forfeit his or her right to any benefits under this Agreement, and Grand Premier thereafter shall have no further obligation hereunder to Executive or his or her spouse, Beneficiary or any other person.

    10. Executive Assignment. No interest of Executive, his or her spouse or any Beneficiary, or any other beneficiary under any Retirement Plan, Welfare Plan or Incentive Plan, or under this Agreement, or any right to receive any payment or distribution hereunder, shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind, nor may such interest or right to receive a payment or distribution be taken, voluntarily or involuntarily, for the satisfaction of the obligations or debts of, or other claims against, Executive or his or her spouse, Beneficiary or other beneficiary, including claims for alimony, support, separate maintenance, and claims in bankruptcy proceedings.

    11. Benefits Unfunded. All rights under this Agreement of Executive and his or her spouse, Beneficiary or other beneficiary shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating any assets of Grand Premier for payment of any amounts due hereunder. None of Executive, his or her spouse, Beneficiary or any other beneficiary under the Retirement Plans, Welfare Plans or Incentive Plans shall have any interest in or rights against any specific assets of Grand Premier, and Executive and his or her spouse, Beneficiary or other beneficiary shall have only the rights of a general unsecured creditor of Grand Premier. Notwithstanding the preceding provisions of this Section, the parties hereto may at any time mutually agree that amounts payable to Executive or his or her Beneficiary hereunder be paid to the trustee of a trust established by Grand Premier for the benefit of Executive and his or her Beneficiary that contains terms and conditions mutually satisfactory to the parties.

    12. Waiver. No waiver by any party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any other provisions or conditions at the same time or at any prior or subsequent time.

    13. Litigation Expenses. Grand Premier shall pay Executive's reasonable attorneys' fees and legal expenses in connection with any judicial proceeding to enforce this Agreement, or to construe or determine the validity of this Agreement or otherwise in connection therewith, if Executive is successful in such litigation.

    14. Applicable Law. This Agreement shall be construed and interpreted pursuant to the laws of Illinois.

    15. Entire Agreement. This Agreement contains the entire Agreement between Grand Premier and the Executive and supersedes any and all previous agreements, written or oral, between the parties relating to the subject matter hereof. No amendment or modification of the terms of this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by Grand Premier and Executive.

    16. No Employment Contract. Nothing contained in this Agreement shall be construed to be an employment contract between Executive and Grand Premier.

    17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original.

    18. Severability. In the event any provision of this Agreement is held illegal or invalid, the remaining provisions of this Agreement shall not be affected thereby.

    19. Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives and successors. In the event of a Change in Control of Grand Premier, Grand Premier shall cause its purchaser, transferee or successor to adopt and assume this Agreement. This Agreement shall not be terminated by a transfer or sale of assets of Grand Premier, or by the merger or consolidation of Grand Premier into or with any other corporation or other entity, rather this Agreement shall be continued after such sale, merger or consolidation by the transferee, purchaser or successor entity.

    20. Employment with an Affiliate. For purposes of this Agreement: (i) employment or termination of employment of Executive shall mean employment or termination of employment with Grand Premier and all Affiliates; (ii) Base Salary shall include remuneration received by Executive from Grand Premier and all Affiliates; and (iii) the terms Incentive Plan, Retirement Plan and Welfare Plan maintained or made available by Grand Premier shall include any such plans of any Affiliate of Grand Premier.

    21. Notice. Notices required under this Agreement shall be in writing and sent by registered mail, return receipt requested, to the following addresses or to such other address as the party being notified may have previously furnished to the other party by written notice:

    If to Grand Premier:   Grand Premier Financial, Inc.
                           486 West Liberty Street
                           Wauconda, Illinois  60084-2489
                           Attention:  Director of Human Resources

    If to Executive:
                                 c/o Grand Premier Financial, Inc.
                           486 West Liberty Street
                           Wauconda, Illinois  60084-2489


    IN WITNESS WHEREOF, Executive has hereunto set his hand, and Grand Premier has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                           GRAND PREMIER FINANCIAL, INC.


                                      By:

                           Title:




                           Executive